AMENDMENT NO. 1

TO THE

SOUTHWEST GEORGIA FINANCIAL CORPORATION

DIRECTORS AND EXECUTIVE OFFICERS

STOCK PURCHASE PLAN

THIS AMENDMENT NO. 1 is made as of the 23 day of March, 2016 by Southwest Georgia Financial Corporation, a holding company organized under the laws of the State of Georgia (the “Company”), to be effective as set forth herein.

W I T N E S S E T H:

WHEREAS, the Company previously established the Southwest Georgia Financial Corporation Directors and Executive Officers Stock Purchase Plan, effective as of August 22, 2012 (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to increase the aggregate number of shares of Company Common Stock available for issuance under the Plan.

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.

Section 6 of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

6.

COMMON STOCK TO BE ISSUED

As of the Effective Date, the maximum number of shares of Common Stock that shall be available for issuance pursuant to the Plan shall be 450,000 shares (which total consists of 289,250 shares for issuance under the Plan and the 160,750 shares previously purchased under the Plan), subject to adjustment for changes in capitalization of the Company as described in the following paragraph.

In the event that prior to the transfer of all of the shares of Common Stock which may be issued in accordance with this Plan, there shall be any increases or reductions in the number of shares of Common Stock of the Company outstanding by reason of any one or more stock dividends, stock splits, stock constrictions or any other materials change in the capital structure of the Company by way of reclassification, reorganization or recapitalization, the aggregate number of shares of Common Stock which may be issued under this Plan shall be proportionately and equitably adjusted.

No one shall, by any reason of participation in this Plan, have any interest in shares of Common Stock of the Company nor any rights of, or status as, a shareholder of the Company unless and until appropriate book entries representing such shares are issued. The Company shall be under no obligation to issue shares of Common Stock unless and until such shares of Common Stock shall have been paid for in full and all of the applicable provisions of this Plan shall have been complied with.

2.

This Amendment No. 1 to the Plan is subject to approval by the shareholders of the Company at a meeting duly called for such purposes. The increase in number of shares of Company Common Stock available for issuance may not be issued pursuant to the Plan unless and until such amendment is approved by the shareholders within twelve months after the date first written above. Except as hereby modified, the Plan shall remain in full force and effect.

[Signature on Following Page]

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the date first written above.

COMPANY:

SOUTHWEST GEORGIA FINANCIAL CORPORATION

By: /s/DeWitt Drew

Name: DeWitt Drew

Title: President and Chief Executive Officer